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                                                                  Exhibit 10(c)


                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT, dated as of April 1, 1999, between Avatar Holdings Inc., a Delaware corporation (the "Company"), and Deborah G. Tomusko (the "Employee").

                             W I T N E S S E T H :

                  WHEREAS, the Company desires to employ the Employee as its Executive Vice President--Strategic Planning and the Employee desires to accept such employment, all on the terms and conditions specified herein; and

                  WHEREAS, the Employee and the Company desire to set forth in writing all of their respective duties, rights and obligations with respect to the Employee's employment by the Company; and

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Employment and Term. The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company, in the capacity and upon the terms and conditions hereinafter set forth. The term of employment under this Agreement shall be for the period commencing on the date hereof (the "Commencement Date") and ending on the second anniversary thereof, unless earlier terminated as herein provided (the "Term of Employment"). The last day of the Employee's Term of Employment shall be referred to in this Agreement as the "Date of Termination."

                  2. Duties. During the Term of Employment, the Employee shall serve as the Company's Executive Vice President--Strategic Planning, and shall perform such duties, functions and responsibilities as are associated with and incident to the position of Executive Vice President--Strategic Planning and as the Company may, from time to time, require of the Employee, including, but not limited to, the performance of such functions and duties for the Company's subsidiaries and affiliates as the Company may require, subject to the direction of the Company's Board of Directors. The Employee shall serve the Company faithfully, conscientiously and to the best of the Employee's ability and shall promote the interests and reputation of the Company. Unless prevented by sickness or disability, the Employee shall devote all of the Employee's time, attention, knowledge, energy and skills, during normal working hours, and at such other times as the Employee's duties may require, to the duties of the Employee's employment. The principal place of employment of the Employee shall be the principal executive offices of the Company and/or such other location in the state of Florida as shall be necessary for the Employee to discharge the



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Employee's duties hereunder. The Employee acknowledges that in the course of employment the Employee may be required, from time to time, to travel on behalf of the Company.

                  3. Compensation and Benefits. As full and complete compensation for the Employee's execution and delivery of this Agreement and performance of any services hereunder, the Company shall pay, grant or provide the Employee, and the Employee agrees to accept, the following compensation and benefits:

                  (a) Base Salary. The Company shall pay the Employee a base salary at an annual rate of $200,000 payable at such times and in accordance with the Company's customary payroll practices as they may be adopted or modified from time to time. On an annual basis or at such other times as the Company may determine, the Company may review the Employee's performance and determine whether, in its sole discretion, the Company will increase (but not decrease) the Employee's base salary.

                  (b) Employee Benefits. The Company shall afford the Employee the opportunity to participate during the Term of Employment in any medical, dental, disability insurance, retirement, savings and any other employee benefits plans, policies or arrangements which the Company maintains for its senior executives in accordance with the written terms of such plans, policies or arrangements. Nothing in this Agreement shall require the Company or its affiliates to establish, maintain or continue any benefit plan, policy or arrangement or restrict the right of the Company or any of its affiliates to amend, modify or terminate any such benefit plan, policy or arrangement.

                  (c) Expenses. The Employee shall be entitled to (i) reimbursement or payment of reasonable business expenses (in accordance with the Company's policies for its senior executives, as the same may be amended from time to time in the Company's sole discretion), (ii) reimbursement or payment of direct costs and expenses, in an amount not to exceed $21,000 in the aggregate, reasonably incurred by the Employee in relocating to the vicinity of the principal executive offices of the Company and (iii) a car allowance of $600 per month, subject in the case of the foregoing clauses (i) and (ii) to the Employee's submission of appropriate receipts and/or vouchers to the Company.

                  (d) Vacations, Holidays or Temporary Leave. The Employee shall be entitled to take three (3) weeks of vacation per year, without loss or diminution of compensation. Such vacation shall be taken at such time or times, and as a whole or in increments, as the Employee shall elect, consistent with the reasonable needs of the Company's business. The Employee shall further be entitled to the number of paid holidays, and leaves for illness or temporary disability in accordance with the policies of the Company for its senior executives (as such policies may be amended from time to time or terminated in the Company's sole discretion).

                  (e) Stock Options. In the Company's sole discretion, the Employee also may be granted options for the purchase of shares of common stock issued by the Company, in accordance with the written terms and conditions of such stock option plan as the Company from time to time may adopt; provided, however, that nothing in this Agreement shall require the Company or its




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affiliates to adopt or continue any stock option plan or restrict the right of the Company or any of its affiliates to amend, modify or terminate any such stock option plan.

                  (f) Annual Bonus. The Employee shall be eligible to receive an anticipated, but not mandatory, bonus of $50,000, based on the Employee's performance.

                  4. Protection of Confidential Information.

                  (a) Trade Secrets and Know-how.

                           (i) During the Term of Employment and for all time
following the Date of Termination, the Employee shall not, directly or indirectly, use, furnish or make accessible to any person, firm or corporation or other business entity, whether or not he, she, or it competes with the business of the Company, its subsidiaries and/or affiliates (each of the foregoing entities being referred to herein, collectively and individually, as the "Avatar Entities"), (x) any trade secret or know-how acquired by the Employee during the Employee's employment by the Company which relates to the business practices, methods, processes or other confidential or secret aspects of the business of any of the Avatar Entities, (y) any information concerning the business and affairs of the Avatar Entities and (z) any notes, analysis, compilations, studies, summaries and other material prepared by or for the Company continuing or based, in whole or in part, on any information included in clause (x) or (y) above, without the prior written consent of the Company (such information, subject to Section 4(a)(ii) below, being referred to as the "Confidential Information").

                           (ii) Confidential Information shall not include any
information or documents that (A) are or become publicly available without breach by the Employee of Section 4(a)(i) hereof, (B) the Employee receives from any third party who, to the best of the Employee's knowledge upon reasonable inquiry, is not in breach of an obligation of confidence with any of the Avatar Entities, or (C) is required to be disclosed by law, statute, governmental or judicial proceeding; provided, however, that in the event that the Employee is requested by any governmental or judicial authority to disclose any Confidential Information, the Employee shall give the Company prompt notice of such request, such that the Company may seek a protective order or other appropriate relief, and in any such proceeding the Employee shall disclose only so much of the Confidential Information as is required to be disclosed.

                  (b) Remedies. The Employee acknowledges that the Employee's position with the Company places the Employee in a position of confidence and trust with the clients and employees of the Avatar Entities, and that in connection with the Employee's services to the Company, the Employee will have access to confidential information vital to the Avatar Entities' businesses. The Employee further acknowledges that in view of the nature of the businesses in which the Avatar Entities are engaged, the foregoing restrictive covenants in this Section 4 hereof are reasonable and necessary in order to protect the legitimate interests of the Avatar Entities and that violation thereof would




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result in irreparable injury to the Avatar Entities. Accordingly, the Employee consents and agrees that if the Employee violates or threatens to violate any of the provisions of this Section 4 hereof the Avatar Entities would sustain irreparable harm and, therefore, one or more of the Avatar Entities shall be entitled to obtain from any court of competent jurisdiction, without posting any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which any of the Avatar Entities may be entitled.

                  (c) Return of Confidential Information. Upon termination of the Employee's employment, the Employee shall promptly return all Confidential Information in tangible form, and shall not make or retain any copies thereof.

                  5. Termination of Employment.

                  (a) The Employee's employment with the Company shall terminate upon the occurrence of any of the following events:

                           (i) the termination of the Employee's employment
upon and at any time following the Date of Termination and absent the parties having entered into a written agreement for the renewal of this Agreement;

                           (ii) the death of the Employee during the Term of
Employment;

                           (iii) the Disability (as defined below) of the
Employee during the Term of Employment;

                           (iv) at any time upon written notice to the Employee
from the Company of termination of the Employee's employment for Cause (as defined below);

                           (v) at any time upon written notice to the Employee
from the Company of termination of the Employee's employment Without Cause (as defined below);

                           (vi) the resignation by the Employee for Good Reason
(as defined below) during the Term of Employment; or

                           (vii) the resignation by the Employee Without Good
Reason (as defined below) during the Term of Employment.

                  (b) For purposes of this Agreement, the "Disability" of the Employee shall mean the Employee's inability, because of mental or physical illness or incapacity, whether total or partial, to perform one or more of the material functions of the Employee's employment under this Agreement with or without reasonable accommodation and which entitles the Employee to receive benefits under a disability plan, policy or arrangement that is provided to the Employee by the Company.




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                  (c) For purposes of this Agreement, the term "Cause" shall mean the Employee's (i) conviction or entry of a plea of guilty or nolo contendere, with respect to any felony; (ii) commission of any act of willful misconduct, gross negligence, fraud or dishonesty; or (iii) violation of any material term of this Agreement or any material written policy of the Company, provided that the Company first deliver written notice thereof to the Employee and the Employee shall not have cured such violation within thirty (30) days after receipt of such written notice.

                  (d) For purposes of this Agreement, "Without Cause" shall mean any reason other than the reasons described in Sections 5(a)(i), 5(a)(ii), 5(a)(iii), 5(a)(iv) and 5(a)(vi) hereof. The parties expressly agree that a termination of employment Without Cause pursuant to Section 5(a)(v) hereof may be for any reason whatsoever, or for no reason, in the sole discretion of the Company.

                  (e) For purposes of this Agreement, "Good Reason" shall mean a material breach of the provisions of this Agreement by the Company which remains uncured for a period of at least 30 days after the Employee has provided written notice to the Company in accordance with Section 15 of the existence of such breach and the Employee's intention to terminate this Agreement (it being understood that no such termination shall be effective if such breach is cured during such period).

                  (f) For purposes of this Agreement, "Without Good Reason" shall mean any reason other than that defined in this Agreement as constituting Good Reason.

                  6. Payments Upon Termination of Employment.

                  (a) Death or Disability. If the Employee's employment hereunder is terminated due to the Employee's death or Disability pursuant to Sections 5(a)(ii) or (iii) hereof, the Company shall pay or provide to the Employee, the Employee's designated beneficiary or to the Employee's estate:
(i) all base salary pursuant to Section 3(a) hereof and any vacation pay pursuant to Section 3(d) hereof, in each case which has been earned but unpaid as of the Date of Termination; and (ii) any benefits to which the Employee may be entitled under any employee benefits plan, policy or arrangement pursuant to
Section 3(b) hereof in which the Employee is a participant in accordance with the written terms of such plan, policy or arrangement up to and including the Date of Termination. Should the Company wish to purchase insurance to cover the costs associated with the Employee's termination of employment pursuant to Sections 5(a)(ii) or (iii), the Employee agrees to execute any and all necessary documents required in connection with such insurance. Upon termination of the Employee's employment due to the Employee's Disability, the Employee shall continue to have the obligations provided for in Section 4 hereof.



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                  (b) Termination for Cause or Resignation Without Good Reason.
If the Employee's employment hereunder is terminated by the Company for Cause pursuant to Section 5(a)(iv) or due to the Employee's resignation Without Good Reason pursuant to Section 5(a)(vii), the Company shall pay or provide to the
Employee: (i) all base salary pursuant to Section 3(a) hereof and any vacation pay pursuant to Section 3(d) hereof, in each case which has been earned but unpaid as of the Date of Termination; and (ii) any benefits to which the Employee may be entitled under any employee benefits plan, policy or arrangement pursuant to Section 3(b) hereof in which the Employee is a participant in accordance with the written terms of such plan, policy or arrangement up to and including the Date of Termination.

                  (c) Termination Without Cause; Resignation For Good Reason.

                           (i) If, prior to the second anniversary of the
Commencement Date, the Employee's employment hereunder is terminated by the Company Without Cause pursuant to Section 5(a)(v) or due to the Employee's resignation for Good Reason pursuant to Section 5(a)(vi), the Company shall continue to pay or provide to the Employee: (x) any benefits to which the Employee may be entitled under any employee benefits plan, policy or arrangement pursuant to Section 3(b) hereof in which the Employee is a participant in accordance with the written terms of such plan, policy or arrangement up to and including the date immediately prior to the second anniversary of the Commencement Date; and (y) in lieu of any other payments or benefits (other than as provided in clause (x) above), the Employee's current base salary through the second anniversary of the Commencement Date, at the rate provided in Section 3(a) hereof and on the regular payment dates of the Company.

                           (ii) In addition, the Employee agrees to keep the
Chief Executive Officer of the Company or his designee apprised of the Employee's status during the entire period of time that the Employee shall be entitled to receive salary continuation pursuant to Section 6(c)(i) above, and, if requested, to provide appropriate supporting documentation with respect to the salary, bonuses or other income earned by and benefits made available to the Employee in respect of any employment or other engagement secured by the Employee. In the event the Employee secures employment or any other engagement, the Company shall be entitled to deduct from the amounts payable to the Employee pursuant to Section 6(c)(i), any salary, bonuses or other income earned by the Employee in connection with such employment, and the Employee shall promptly repay to the Company any amounts paid to him by the Company pursuant to Section 6(c)(i) which the Company was entitled to deduct from such amounts pursuant to this Section 6(c)(ii).

                  (d) No Other Payments. Except as provided in this Section 6, the Employee shall not be entitled to receive any other payments or benefits from the Company due to the termination of the Employee's employment, including but not limited to, any employee benefits under any of the Company's employee benefits plans or programs (other than at the Employee's expense under the Consolidated Omnibus Budget Reconciliation Act of 1985 or pursuant to the terms of any pension benefit plan which the Company may have in effect from time to




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time) or any right to be paid severance pay. If the Employee is entitled to any notice or payment in lieu of any notice of termination required by Federal, State or local law, including but not limited to the Worker Adjustment and Retraining Notification Act, the Company's obligation to make payments pursuant to Section 6(c)(i) shall be reduced by the amount of any such payment in lieu of notice. This Section 6 shall in no way be deemed a waiver or release of Employee's rights to any claims or demands under any and all forms of employment discrimination law including, but not limited to, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, and all comparable state laws, and including claims for attorney's fees, expenses, and costs related to any of the foregoing.

                  7. No Conflicting Agreements.

                  (a) The Employee hereby represents and warrants that the Employee is not a party to any agreement, or non-competition or other covenant or restriction contained in any agreement, commitment, arrangement or understanding (whether oral or written), which would in any way conflict with or limit the Employee's ability to commence work on the first day of the Term of Employment or would otherwise limit the Employee's ability to perform all responsibilities in accordance with the terms and subject to the conditions of this Agreement.

                  (b) The Employee agrees that the compensation provided for in
Section 3 represents the sole compensation to be paid to the Employee in respect of the services performed or to be performed for the Company and/or its affiliates by such Employee.

                  8. Deductions and Withholding. The Employee agrees that the Company shall withhold from any and all compensation required to be paid to the Employee pursuant to this Agreement all federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect and all amounts required to be deducted in respect of the Employee's coverage under applicable employee benefit plans.

                  9. Entire Agreement. This Agreement embodies the entire agreement of the parties with respect to the Employee's employment and supersedes any other prior oral or written agreements between the Employee and the Company and its affiliates. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by the parties hereto.

                  10. Waiver. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee. The waiver by the Employee of a breach of any provision of this Agreement by the Company shall not operate or be construed as a waiver of any subsequent breach by the Company.



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                  11. Governing Law. This Agreement shall be subject to, and governed by, the laws of the State of Florida applicable to contracts made and to be performed in the State of Florida, regardless of where the Employee is in fact required to work.

                  12. Jurisdiction. Any legal suit, action or proceeding against any party hereto arising out of or relating to this Agreement shall be instituted in a federal or state court in the State of Florida, and each party hereto waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and each party hereto irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

                  13. Assignability. The obligations of the Employee may not be delegated and, except as expressly provided in Section 6(a) relating to the designation of beneficiaries, the Employee may not, without the Company's written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest therein. Any such attempted delegation or disposition shall be null and void and without effect. The Company and the Employee agree that this Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by the Company to and may be assumed by and become binding upon and may inure to the benefit of any affiliate of or successor to the Company, provided that no such assignment shall relieve the Company from liability for its obligations hereunder. The term "successor" shall mean (with respect to the Company or any of its subsidiaries) any other corporation or other business entity which, by merger, consolidation, purchase of the assets, or otherwise, acquires all or a material part of the assets of the Company. Any assignment by the Company of its rights and obligations hereunder to any affiliate of or successor to the Company shall not be considered a termination of employment for purposes of this Agreement.

                  14. Severability. If any provision of this Agreement as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

                  15. Notices. All notices to the Employee hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to:

                           Deborah G. Tomusko
                           8627 Torrance Avenue
                           Cleveland, Ohio 44144

                           with a copy to:

                           Armond D. Budish, Esq.
                           30100 Chagrin Boulevard
                           Suite 301
                           Pepper Pike, Ohio 44124-5704



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All notices to the Company hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to:

                           Avatar Holdings Inc.
                           201 Alhambra Circle
                           Coral Gables, Florida 33134
                           Attention:  Chief Executive Officer
                           Facsimile: (305) 441-7876

                           with a copy to:

                           Avatar Holdings Inc.
                           201 Alhambra Circle
                           Coral Gables, Florida 33134
                           Attention:  General Counsel
                           Facsimile: (305) 448-9927

Either party may change the address to which notices shall be sent by sending written notice of such change of address to the other party.

                  16. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



                                           AVATAR HOLDINGS INC.



                                           By: /s/ Gerald D. Kelfer
                                               --------------------------------
                                               Name: Gerald D. Kelfer
                                               Title: Chief Executive Officer



                                          /s/ Deborah G. Tomusko
                                          -------------------------------------
                                          Employee
                                          Name: Deborah G. Tomusko




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